Exhibit 10.2
Robert R. Harl
327 East Friar Tuck Lane
Houston, Texas 77024

October 21, 2014

Willbros United States Holdings, Inc.
October 21, 2014

VIA FEDEX
Willbros United States Holdings, Inc.
4400 Post Oak Parkway, Suite 1000
Houston, Texas 77027
Attention: Chairman of the Board

Dear John:

Reference is made to that certain Employment Agreement dated as of September 20, 2010, between Willbros United States Holdings, Inc., a Delaware corporation (“WUSH”), and me, as amended by Amendment No. 1 thereto dated as of April 16, 2013, among WUSH, Willbros Group, Inc., a Delaware corporation (“WGI”), and me (as amended, the “Employment Agreement”), and to that certain letter dated August 29, 2014 (the “Waiver Letter”). Any capitalized terms used in this letter but not defined herein shall be defined in accordance with the Employment Agreement.

Effective as of the date hereof, I hereby resign as an officer and director of Willbros Group, Inc. (“WGI”) and as an officer, director, trustee or manager of any subsidiary or affiliate of WGI. The foregoing resignation does not affect my continued employment with WUSH and my associated rights under the Employment Agreement and the Waiver Letter. I hereby acknowledge and agree that this letter and the events giving rise to this letter shall not constitute an Involuntary Separation from Service for purposes of the Employment Agreement. WGI and WUSH acknowledge and agree that I shall not be expected to perform any further services to them for the remainder of the Employment Period and I shall not be required to provide any certifications to the Securities and Exchange Commission in connection with the filing by WGI of any periodic reports subsequent to the date hereof.

WUSH and WGI acknowledge and agree that nothing in this letter shall affect any of my rights or obligations with respect to indemnification or director and officer liability insurance coverage to which I am entitled or subject in my capacity as a former officer and director of WGI or a former officer or director of certain affiliates, whether under that certain Indemnification Agreement between WGI and me or otherwise.

WUSH, WGI and I agree that I am entitled to the Succession Award and the Succession Award shall be paid to me on October 31 in accordance with the terms of Section 4.3 of the Employment Agreement based on the closing price of WGI common stock on the New York Stock Exchange on such date; provided, however, that WUSH and WGI hereby irrevocably waive any and all transfer restrictions set forth in Section 4.3 on Succession Shares received pursuant to the Succession Award and further agree that they will not insert any restrictive legends on any Succession Shares in furtherance of such transfer restrictions; and, provided further, the Compensation Committee, in its sole discretion, may determine what percent of the award shall be paid in cash and what percent shall be paid in the form of common stock of WGI.

Except as otherwise required by law, the parties hereto shall respond to any inquiry concerning my Employment Agreement, the Waiver Letter or this letter by stating that my retirement was mutually agreed upon between myself and WGI. Neither I on the one hand or WUSH or WGI

Willbros United States Holdings, Inc.
October 21, 2014

on the other, shall make any public statements or releases to the media disparaging of the other (including the management of WGI or its affiliates, and its or their respective business plans, forecasts, or financial condition). Nothing contained herein shall prevent me from using any truthful, non-confidential information about WGI and my employment in order to obtain employment.

Except as specifically modified hereby, the Employment Agreement and Waiver Letter shall remain in full force and effect. This letter shall bind the parties and their respective heirs, executors or administrators, personal or legal, and the parties’ representatives, successors and assigns.

This letter may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

/s/ Robert R. Harl
Robert R. Harl

Agreed and accepted this 21st day of October, 2014.

/s/ John T. McNabb, II
John T. McNabb, II
Chairman of the Board
Willbros United States Holdings, Inc and
Willbros Group, Inc.